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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 1996


                           GOLF TRAINING SYSTEMS, INC.
                (Name of registrant as specified in its charter)







           Delaware                     0-25332                  58-1963120
(State or other jurisdiction of   Commission file number      (I.R.S. Employer
incorporation or organization)                               Identification No.)

3400 Corporate Way, Suite G
Duluth, Georgia                                                      30136
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (770) 623-6400





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Item 5.  Other Events.

     The Company has obtained the approval of holders of its outstanding shares of Series A Convertible Preferred Stock (the "Preferred Stock") to amend the terms of the Company's Certificate of Designation of the Preferred Stock. The Company had previously reported the suspension of conversion of the Preferred Stock on August 13, 1996, as a result of concerted market manipulation and/or irregularities in the trading of the Company's common stock which management believed was related to the conversion terms of the Preferred Stock.





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                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 30, 1996.


                                          GOLF TRAINING SYSTEMS, INC.


                                        By:  /s/ Wayne C. McDonald
                                               Wayne C. McDonald,
                                              Chief Executive Officer




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